UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-----------------------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2024

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

Today, November 14, 2024, ESCO Technologies Inc. (the Registrant, or the “Company”) is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its financial and operating results for the fourth quarter and fiscal year ended September 30, 2024. See Item 7.01, Regulation FD Disclosure, below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officers – Long-Term Equity Incentive Awards

On November 7, 2024, the Human Resources and Compensation Committee of the Company’s Board of Directors approved the fiscal 2025 awards of time-based Restricted Share Units (RSUs) and Performance Share Units (PSUs) to the Company’s three executive officers and the other participants in the Company’s LTI program, effective November 7, 2024.

Other than the share amounts, the terms of the fiscal 2025 RSUs (and future RSUs except to the extent hereafter amended by the HRCC) are substantially similar to those awarded for fiscal 2024, vesting over a period of approximately three years, in three equal portions approximately 12, 24 and 36 months after the grant date; for the fiscal 2025 awards, vesting will occur on the last NYSE trading days in November 2025, 2026 and 2027.

The terms of the fiscal 2025 PSUs (and future PSUs except to the extent hereafter amended by the HRCC) are substantially similar to those awarded for fiscal 2024 other than the specific share amounts and performance goals. The fiscal 2025 PSUs will vest after a three-year performance period beginning October 1, 2024 and ending on September 30, 2027, on the last trading day of the month in which the HRCC approves and certifies the extent to which the applicable performance goals have been achieved. Upon vesting, the awards will be converted into a currently undeterminable number of shares of Company common stock, which may be less than or greater than the number of PSUs awarded, within certain specified threshold and maximum limits, depending on the degree to which the Company has achieved one or more specified performance goals. If the performance is less than the threshold goal for a particular performance measure, there will be no payout of that portion of the PSUs dependent on that measure.

The performance goals for the fiscal 2025 PSUs are specified Committee-approved targets for EBITDA (60%) and Return on Invested Capital (40%), with the resulting number of shares potentially subject to increase or decrease based on the Company’s Total Shareholder Return (TSR) over the performance period compared to the TSR of the companies in a peer group based on the S&P Small-Cap 600 Industrials Index (rTSR). If the Company’s rTSR is below the 25th percentile or above the 75th percentile, the resulting number of shares will be decreased by 20% or increased by 20%, respectively; if the Company’s rTSR is from the 25th percentile to the 75th percentile, no adjustment will be made.

The target number of shares in each RSU and PSU award equals the Committee-approved target values divided by the 15-day average trading price of the Company’s stock. The actual payout of the RSUs and PSUs will be in shares, whose value at the time of payout may be greater or less than the target values.

For the executive officers, the numbers of RSUs granted and the PSU threshold, target and maximum numbers of shares payable according to the performance criteria, were as follows:

Name and Title	RSU Target Values as of Grant Date	Number of RSUs Granted	PSU Target Values as of Grant Date	PSU Payout Potential (Shares)
				At Threshold Performance (50% of Target)	At Target Performance	At Maximum Performance (200% of Target)
Bryan H. Sayler Chief Executive Officer & President	$810,000	6,226	$1,890,000	7,263	14,526	29,052
Christopher L. Tucker Senior Vice President & Chief Financial Officer	$231,180	1,777	$539,420	2,073	4,146	8,292
David M. Schatz Senior Vice President, General Counsel & Secretary	$127,830	982	$298,270	1,146	2,292	4,584

Item 7.01 Regulation FD Disclosure

Today, November 14, 2024, the Company is issuing a press release (attached as Exhibit 99.1) announcing its financial and operating results for the fourth quarter and fiscal year ended September 30, 2024. The Company will conduct a related Webcast conference call today at 4:00 p.m. Central Time. The press release will be posted on the Company’s web site located at http://www.escotechnologies.com. It can be viewed through the “Investor News” page of the web site under the “Investor Center” tab, although the Company reserves the right to discontinue that availability at any time.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued November 14, 2024
104	Cover Page Inline Interactive Data File

Other Matters

The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Company incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.

Any references to the Company’s web site address included in this Form 8-K and the press release are intended only as inactive textual references and not as active links to its web site. Information contained on the Company’s web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2024

ESCO TECHNOLOGIES INC.

By:	/s/David M. Schatz
David M. Schatz
Senior Vice President, General Counsel and Secretary